UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2024
Date of Report (Date of earliest event reported)

Commission File Number
Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
Registrant's telephone number, including area code
IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 17, 2024, PacifiCorp issued a press release announcing the commencement of tender offers by PPW Holdings LLC (“PPW”), an affiliate and sole holder of the common stock of PacifiCorp, to purchase for cash any and all of PacifiCorp’s outstanding shares of (i) 6.00% Serial Preferred Stock (the “6.00% Preferred Stock” and such offer, the “6.00% Preferred Stock Offer”), and (ii) 7.00% Serial Preferred Stock (the “7.00% Preferred Stock” and, together with the 6.00% Preferred Stock, the “Preferred Stock” and such offer, together with the 6.00% Preferred Stock Offer, the “Offers” and each, an “Offer”), at a purchase price of $155.00 per share of 6.00% Preferred Stock and $180.00 per share of 7.00% Preferred Stock, plus in each case Accrued Dividends (as defined in the Offer to Purchase, as it may be amended or supplemented from time to time, the “Offer to Purchase”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”). The Offers will expire at 5:00 P.M., New York City time, on January 24, 2025, unless PPW extends or earlier terminates the Offers.

Attached as Exhibit 99.1, and incorporated by reference herein, is a copy of PacifiCorp’s press release dated December 17, 2024 related to the Offers.

Tender Offer Statement

This communication is for informational purposes only. This communication is not a recommendation to buy or sell the Preferred Stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell the Preferred Stock or any other securities. PPW has filed a tender offer statement on Schedule TO, including the Offer to Purchase, Letter of Transmittal and related materials, with the Securities and Exchange Commission (the “SEC”). The Offers are made only pursuant to the Offer to Purchase, Letter of Transmittal, and related materials filed as a part of the Schedule TO. Holders of shares of Preferred Stock should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offers. Holders of shares of Preferred Stock may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal, and other documents that PPW or PacifiCorp, as applicable, has filed with the SEC at the SEC’s website at www.sec.gov or from Georgeson, LLC, the information agent for the offers.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	PacifiCorp Press Release dated December 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: December 17, 2024	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

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